EXHIBIT 10.5

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of January 26, 2010, by and among Novo Energies Corp., a Florida corporation, with headquarters located Europa Place d’Armes 750 Cote de Place d’Armes Suite 64, Montreal QC H2Y 2X8, Canada (the “Company”), Trafalgar Capital Specialized Investment Fund, FIS (the “Buyer”) and K&L Gates LLP, as escrow agent hereunder (the “Escrow Agent”).

RECITALS:

WHEREAS, the Company and the Buyer are a party to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 26, 2010, pursuant to which the Company agreed to sell Five Hundred Thousand United States Dollars (US$500,000) of secured convertible bridge debentures (the “Debentures”) to the Buyer (the “Offering”); and

WHEREAS, pursuant to the Securities Purchase Agreement, the Buyer shall deposit the proceeds of the sale of the Debentures in a segregated escrow account (the “Escrow Account”) held by the Escrow Agent which shall be used solely in order to effectuate a disbursement to the Company and the Buyer at Closing (as defined in the Securities Purchase Agreement); and

WHEREAS, pursuant to the Securities Purchase Agreement, the Company and the Buyer have requested that the Escrow Agent hold the Escrow Funds (defined below) received from the Buyer and the Commitment Shares with the Debentures provided by the Company in escrow until the Escrow Agent has received the Joint Written Direction (defined below); and

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds and shares deposited with it in accordance with the terms of this Agreement; and

WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Securities Purchase Agreement, the parties hereto have entered into this Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1.                 Definitions.  The following terms shall have the following meanings when used herein:

a.      “Escrow Funds” means the funds deposited with Escrow Agent pursuant to this Agreement.

b.      “Joint Written Direction” means a written direction executed by the Buyer and the Company directing the Escrow Agent to disburse all or a portion of the Escrow Funds, Commitment Shares and Debentures or to take or refrain from taking any action pursuant to this Agreement.

c.      “Escrow Period” shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(i)           The date upon which the Escrow Agent confirms that it has received in the Escrow Account (as defined herein below) all of the proceeds of the sale of the applicable Debentures;

(ii)           The date upon which a determination is made by the Company and the Buyer to terminate the Offering prior to the sale of the applicable Debentures.

During the Escrow Period, the Company and the Buyer hereby acknowledge and agree that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Buyer or of any other entity, or be subject to the debts of the Company or the Buyer or any other entity.

2.                 Appointment of and Acceptance by the Escrow Agent.

a.      The Buyer and the Company hereby appoint the Escrow Agent to serve as the escrow agent hereunder.  The Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, the Commitment Shares and the Debentures, agrees to accept, hold and disburse the Escrow Funds in accordance with this Agreement.

b.      The Company hereby acknowledges that the Escrow Agent is counsel to the Buyer in connection with the transactions contemplated by the Securities Purchase Agreement and referenced herein.  The Company agrees that in the event of any dispute arising in connection with this Escrow Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyer and the Company will not seek to disqualify such counsel.

3.                 Creation of Escrow Account.  On or prior to the date of the commencement of the Offering, the parties hereto shall establish an escrow account with the Escrow Agent, which escrow account shall be described below.  The Buyer shall wire funds to the account of the Escrow Agent as follows:

4.                 Deposits into the Escrow Account.  The Buyer agrees that it shall promptly deliver funds for the payment of the Debentures to Escrow Agent for deposit in the Escrow Account.  The Company agrees that it shall promptly deliver the Commitment shares and Debentures pursuant to Section 4(ii) of the Securities Purchase Agreement.

5.                 Disbursements from the Escrow Account.

a.      The Escrow Agent shall hold the Escrow Funds until the Buyer and the Company execute a Joint Written Direction directing the Escrow Agent to disburse the Escrow Funds, the Commitment Shares and the Debentures pursuant to such Joint Written Direction signed by the Company and the Buyer.  The Escrow Agent is obligated to disburse the Escrow Funds, the Commitment Shares and the Debentures in accordance with the Joint Written Direction and has no discretion to withhold disbursement of the Escrow Funds, the Commitment Shares or the Debentures for any reason upon receipt of such Joint Written Direction.  In disbursing such funds and shares, the Escrow Agent is authorized to rely upon such Joint Written Direction from the Company and the Buyer and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Buyer that the Escrow Agent already has on file.

b.      In the event the Escrow Agent does not receive the amount of the Escrow Funds from the Buyer, Escrow Agent shall notify the Company and the Buyer.  Upon receipt of payment instructions from the Company, the Escrow Agent shall refund to each subscriber without interest the amount received from the Buyer, without deduction, penalty, or expense to the subscriber.  The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Buyer or any of their creditors.

c.      In no event shall the Escrow Funds be released to the Company until the Escrow Funds are received by the Escrow Agent in Collected Funds. For purposes of this Agreement, the term “Collected Funds” means the Escrow Funds received by Escrow Agent shall have cleared normal banking channels and are in the form of cash.

d.      Upon instruction by the Joint Written Direction, Collected Funds shall be wired to:

WTL Renewable Energies Inc.
750 Cote de la Place d’Armes
Suite 64
Montréal, Québec, H2Y 2X8

6.                 Collection Procedure.  The Escrow Agent is hereby authorized to deposit the proceeds of each wire in the Escrow Account.

7.                 Suspension of Performance: Disbursement Into Court.  If at any time, there shall exist any dispute between the Company and the Buyer with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Funds or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) calendar days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.      suspend the performance of any of its obligations (including, without limitation, any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor escrow agent shall be appointed (as the case may be); provided however, the Escrow Agent shall continue to hold the Escrow Funds in the meantime; and/or

b.      petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

c.      The Escrow Agent shall have no liability to the Company, the Buyer, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of the Escrow Agent.

8.                 [Reserved]

9.                 Resignation and Removal of Escrow Agent.  The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to the Escrow Agent, at any time by the giving of ten (10) calendar days’ prior written notice to Escrow Agent as provided herein below.  Upon any such notice of resignation or removal, the representatives of the Buyer and the Company identified in Sections 13(a)(iv) and 13(b)(iv), below, jointly shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of US$10,000,000.00.  Upon the acceptance in writing of any appointment of the Escrow Agent hereunder by a successor escrow agent, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession.  After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor escrow agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

10.                 Liability of Escrow Agent.

a.      The Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for the Escrow Agent’s willful misconduct or gross negligence.  The Escrow Agent’s sole responsibility shall be for the acceptance, holding and disbursement of the Escrow Funds in accordance with the terms of this Agreement.  The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein.  The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained herein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement.  In no event shall the Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages.  The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Securities Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  The Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel.  The Company and the Buyer jointly and severally shall promptly pay, upon demand, the actual fees and expenses incurred of any such counsel.

b.      The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11.                 Indemnification of Escrow Agent.  From and at all times after the date of this Agreement, the Company and the Buyer jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each partner, associate, director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party.  If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Buyer hereunder in writing, and the Buyer and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses.  Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Buyer and/or the Company shall be required to pay such fees and expenses if (a) the Buyer or the Company agree to pay such fees and expenses, or (b) the Buyer and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Buyer and the Company are  the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both the Indemnified Party, the Company and/or the Buyer and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Buyer.  The Buyer and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing.  All such fees and expenses payable by the Company and/or the Buyer pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim.  The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of the Escrow Agent.

The parties hereto hereby agree that neither payment by the Company or the Buyer of any claim by the Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Buyer and the Company, the respective rights and obligations of Buyer, on the one hand, and the Company, on the other hand.

12.                 Expenses of Escrow Agent.  Except as set forth in Section 11 herein, the Company shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including attorney’s fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.  All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by the Escrow Agent.  The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

13.                 Warranties.

a.      The Buyer makes the following representations and warranties to the Escrow Agent:

(i)           The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii)           This Agreement has been duly approved by all necessary action of the Buyer, including any necessary approval of the limited partner of the Buyer or necessary corporate approval, as applicable, has been executed by duly authorized officers of the Buyer, enforceable in accordance with its terms.

(iii)           The execution, delivery, and performance of the Buyer of this Agreement will not violate, conflict with, or cause a default under any agreement of limited partnership of Buyer or the certificate of incorporation or bylaws of the Buyer (as applicable), any applicable law or regulation, any court order or administrative ruling or degree to which the Buyer is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

(iv)           Andrew Garai and Robert Press each has been duly appointed to act individually as the representative of the Buyer hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Buyer’s representative under this Agreement, all without further consent or direction form, or notice to, the Buyer or any other party.

(v)           No party other than the parties hereto and the Buyer have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)           All of the representations and warranties of the Buyer contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

b.      The Company makes the following representations and warranties to the Escrow Agent:

(i)           The Company is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii)           This Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

(iii)           The execution, delivery, and performance by the Company of this Agreement is in accordance with the Securities Purchase Agreement and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Purchase Agreement, to which the Company is a party.

(iv)           Antonio Treminio has been duly appointed to act as the representative of the Company hereunder and has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company’s Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

(v)           Other than the parties hereto, no other party has or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof other than any UCC filed by the Buyer against the Company.

(vi)           All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

14.                 Governing Law; Consent to Jurisdiction and Venue.  This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Miami-Dade County, Florida, in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

15.                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of receipt and addressed to the party to be notified as follows:

If to the Company, to:	Novo Energies Corp. Europa Place d’Armes 750 Cote de Place d’Armes Suite 64 Montreal, QC H2Y 2X8, Canada Attention: Antonio Treminio, CEO Facsimile: (917) 591-8886

With a copy to:	Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Avenue, 14th Floor
New York, NY 10022
Attention: William S. Rosenstadt, Esq.
Telephone: (212) 588-0022
Facsimile: (212) 826-9307

If to the Buyer:
Trafalgar Capital Specialized Investment Fund
The Dickens, Kirk Street
16 Northington Street
London WC1N 2DG
Attention: Andrew Garai, Chairman of the Board of Trafalgar Capital Sarl, General Partner
Facsimile:                      011-44-207-405-0161 and
                        001-786-323-1651

If to the Escrow Agent, to:	K&L Gates LLP 200 S. Biscayne Blvd., Suite 3900 Miami, Florida 33131 Attention: Clayton E. Parker, Esq. Telephone: (305) 539-3306 Facsimile: (305) 358-7095

Or to such other address as each party may designate for itself by like notice.

16.                 Amendments or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto.  No delay or omission by any party in exercising any right with respect hereto shall operate as waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17.                 Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.                 Entire Agreement.  This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

19.                 Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Buyer, the Company or the Escrow Agent.

20.                 Execution of Counterparts.  This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

21.                 Termination.  Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Direction or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

22.                 Recitals.  The Recitals herein above are hereby incorporated into this Agreement as if fully stated herein.

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IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.
NOVO ENERGIES CORP.

By:
Name: Antonio Treminio
Title: CEO

TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND, FIS

By: Trafalgar Capital Sarl
Its: General Partner

By:
Name: ______________________________
Title: ______________________________

K&L GATES LLP

By:
Name: ______________________________
Title: ______________________________